EXHIBIT 4

                                October 12, 2001



Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer


     Re: Atchison Casting Corporation (the "Company") April 3, 1998 Amended and Restated Credit Agreement by and among the Company, Harris Trust and Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Eleventh Amendment and Forbearance Agreement dated as of September 12, 2001 (as amended by that certain side letter dated September 20, 2001, the "Eleventh Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit Agreement through October 12, 2001 (the "Standstill Expiration Date"). The Company has requested that the Bank Group extend the Standstill Expiration Date through November 2, 2001.

     Accordingly, effective upon the execution of this letter by the Required Banks, the Company and each Guarantor in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the Standstill Period shall be extended so that the new Standstill Expiration Date shall be November 2, 2001, (ii) Section 11(h) of the Eleventh Amendment is amended by deleting the date "October 12, 2001" appearing therein and inserting in its place the date "November 2, 2001" and (iii) Section 18 of the Eleventh Amendment is amended by deleting the date "October 17, 2001" appearing therein and inserting in its place the date "November 7, 2001." Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and are deemed to be reaffirmed as of the date hereof. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of Default that now exist.

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     All defined  terms used herein and not defined  herein  shall have the same meaning herein as in the Tenth Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                                Very truly yours,

                                HARRIS TRUST AND SAVINGS BANK, in its individual
                                  capacity as a Bank and as Agent


                                By:  /s/ Neal Golub
                                Title:  Vice President


                                COMMERCE BANK, N.A.


                                By: /s/ Dennis R. Block
                                Title:  Senior Vice President


                                FIRSTAR BANK MIDWEST, N.A.
                                (f/k/a Mercantile Bank)


                                By:________________________________________
                                Title:_____________________________________


                                KEY BANK NATIONAL ASSOCIATION


                                By:  /s/ G. M. Adams
                                Title:  Vice President

                                COMERICA BANK


                                By: /s/ Andrew R. Craig
                                Title:  Vice President

                                 HIBERNIA NATIONAL BANK


                                 By:_______________________________________
                                 Title:____________________________________


                                 NATIONAL WESTMINSTER BANK PLC

                                 Nassau Branch


                                 By:  /s/ Peter Ballard
                                 Title:  Head of Mid Corporate Team
                                         Corporate Restructuring Unit

                                 New York Branch

                                 By:  /s/ Peter Ballard
                                 Title:  Head of Mid Corporate Team
                                         Corporate Restructuring Unit


                                  WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION (successor by merger to Norwest
                                    Bank Minnesota, N.A.)


                                  By:  /s/ Calvin R. Emerson
                                  Title:  Vice President

Agreed and Accepted:

ATCHISON CASTING CORPORATION


By:  /s/ Kevin T. McDermed
Title:  Vice President & Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.


By:  /s/ Kevin T. McDermed
Title: Vice President




GILMORE INDUSTRIES, INC.


By: /s/ John R. Kujawa
Title:  President